Exhibit 99.1

Caladrius Biosciences to Receive $10.9 Million of Non-Dilutive
Capital Through New Jersey Technology Business Tax Certificate Transfer Program

BASKING RIDGE, N.J. (April 22, 2020) - Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), today announced that it has finalized an agreement to sell $10.9 million in New Jersey net operating losses ("NJ NOLs") to a qualifying and approved buyer pursuant to the New Jersey Economic Development Authority’s ("NJEDA") Technology Business Tax Certificate Transfer Program (the “Program”). The Program enables qualifying New Jersey-based biotechnology or technology companies to sell a percentage of their NJ NOLs and research and development tax credits to unrelated qualifying corporations.

“The ability to convert our NJ NOLs into non-dilutive capital is an exciting development for Caladrius, especially in these challenging financial times, and we appreciate the NJEDA’s commitment to supporting research and development for small New Jersey-based companies,” stated David J. Mazzo, Ph.D., President and Chief Executive Officer of Caladrius. “I am proud of our team’s efforts in this process and our continued success accessing non-dilutive funding from a variety of sources and am delighted that Caladrius is considered an integral part of New Jersey’s biopharmaceutical ecosystem. This infusion of capital will, among other things, support the continued advancement of our CD34+ technology-based clinical programs.”

About Caladrius Biosciences
Caladrius Biosciences, Inc. is a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse, not manage, cardiovascular disease. We are developing a first- in-class cell therapy product that is based on the notion that our body contains finely tuned mechanisms for self-repair. Our technology leverages and enables these mechanisms in the form of specific cells, using formulations and modes of delivery unique to each medical indication.
Our leadership team collectively has decades of biopharmaceutical development experience and world-recognized scientific achievement in the field of cardiovascular disease, among other fields. Our goal is to build a broad portfolio of novel and versatile products that address important unmet medical needs and bring these products to market to benefit patients, the medical community and our shareholders. Our current product candidates include three developmental treatments for ischemic diseases based on our CD34+ cell therapy platform: CLBS12, recipient of SAKIGAKE designation (a Japanese regulatory status that is similar in certain respects to "breakthrough therapy" designation granted by the U.S. Food and Drug Administration (the "FDA") to eligible investigational treatments) and eligible for early conditional approval in Japan for the treatment of critical limb ischemia ("CLI") based on the results of an ongoing clinical trial; CLBS16, a recently completed Phase 2 proof-of-concept clinical trial in the U.S. for the treatment of coronary microvascular dysfunction ("CMD"); and CLBS14, an RMAT designated therapy for which we have finalized with the FDA a protocol for a Phase 3 confirmatory trial in subjects with no-option refractory disabling angina ("NORDA"). For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements related to any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein.

Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone:  +1-908-842-0084
Email: jmenditto@caladrius.com

Media:
W2O Group
Christiana Pascale
Phone: +1-212-257-6722
Email: cpascale@w2ogroup.com

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